      As filed with the Securities and Exchange Commission on June 30, 2003
                                              Registration No. 333- ............

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S - 8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           EARTH SEARCH SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

UTAH                                                    87-0437723
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification Number)

1729 MONTANA HIGHWAY 35
KALISPELL, MONTANA                                      59901
(Address of Principal Executive Offices)                (Zip Code)

                          2003 STOCK COMPENSATION PLAN
                            (Full title of the plan)

                                 LARRY F. VANCE
                             1729 MONTANA HIGHWAY 35
                            KALISPELL, MONTANA 59901
                                 With a Copy to
                               LAWRENCE E. WILSON
                           FRANKLIN, CARDWELL & JONES
                            1001 MCKINNEY, 18TH FLOOR
                                HOUSTON, TX 77002
                     (Name and address of agent for service)

                                 (406) 751-5200
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------ ------------------- ------------------- -------------------- --------------
               TITLE                                          PROPOSED            PROPOSED
           OF SECURITIES                 AMOUNT TO        MAXIMUM OFFERING    MAXIMUM AGGREGATE     AMOUNT OF
         TO BE REGISTERED/1/          BE REGISTERED/1/    PRICE PER SHARE/2/  OFFERING PRICE/2/  REGISTRATION FEE
------------------------------------ ------------------- ------------------- -------------------- --------------
Common Stock,
$.001 par value per share                15,000,000            $.013              $195,000           $15.78
------------------------------------ ------------------- ------------------- -------------------- --------------

--------------
/1/ In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans(s) described herein.

/2/ Pursuant to Rule 457(g) under the Securities Act of 1933, the offering price of shares of Common Stock to be purchased pursuant to the Plan is based on the average of the bid and asked prices on June 27, 2003 for the purposes of computing the filing fees.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company's Annual Report on Form 10-K for the year ended March 31, 2002, Quarterly Report on Form 10-Q for the three months ended June 30, 2002, Quarterly Report on Form 10-Q for the three and six months ended September 30, 2002, Quarterly Report on Form 10-Q for the three and nine months ended December 31, 2002, all Current Reports on Form 8-K filed for periods after March 31, 2002, and the description of the Company's Common Stock included in its registration statement on Form 10-SB filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 are incorporated herein by reference. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities
Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 16-10a-902 ("Section 902") of the Utah Revised Business Corporation Act (the "Revised Act") provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a "Party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), because he is or was a director of the corporation or is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an "Indemnified Director"), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the Proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful; except that (i) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify an Indemnified Director in connection with a Proceeding by or in the right of the corporation in which the Indemnified Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnified Director derived an improper personal benefit, whether or not involving action in his official capacity, in which Proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

         Section 16-10a-906 of the Revised Act provides that a corporation may not indemnify a director under Section 902 unless authorized and a determination has been made (by the board of directors, a committee of the board of directors or by the stockholders) that indemnification of the director is permissible in the circumstances because the director has met the applicable standard of conduct set forth in Section 902.

         Section 16-10a-903 ("Section 903") of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a Party because he is or was a director of the corporation, against reasonable expenses (including attorneys' fees) incurred by him in connection with the Proceeding or claim.

         In addition to the  indemnification  provided by Sections  902 and 903,
Section 16-10a-905 ("Section 905") of the Revised Act provides that, unless otherwise limited by a corporation's articles of incorporation, a director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. On receipt of an application and after giving any notice the court considers necessary, (i) the court may order mandatory indemnification under Section 903, in which case the court shall also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification, or (ii) upon the court's determination that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances and regardless of whether the director met the applicable standard of conduct set forth in Section 902, the court may order indemnification as the court determines to be proper, except that indemnification with respect to certain Proceedings resulting in a director being found liable for certain actions against the corporation may be limited to reasonable expenses (including attorneys' fees) incurred by the director.

         Section 16-10a-904 ("Section 904") of the Revised Act provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by a director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 902, (ii) the director furnishes to the corporation a written undertaking, executed personally or in his behalf, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 904.

         Section 16-10a-907 of the Revised Act provides that, unless a corporation's articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 and is entitled to apply for court ordered indemnification under Section 905, in each case to the same extent as a director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director, and
(iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than the right of indemnification granted to directors, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

         No provision of the Company's Articles of Incorporation or bylaws limits the application of the Revised Act. Such provisions are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers, and to persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as a part of this Registration Statement pursuant to Item 601 of Regulation S-B.

          4.1       2003 Stock Compensation Plan.
          5.1       Opinion of Franklin, Cardwell & Jones.
          23.1      Consent   of  Grant   Thornton   LLP,   independent   public
                    accountants.
          23.2      Consent of Franklin,  Cardwell & Jones  (included in Exhibit
                    5.1).
          24.1      Power of Attorney (included on Signature Page).

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalispell, and the State of Montana, on June 19, 2003.

EARTH SEARCH SCIENCES, INC.


By: /s/ Larry F. Vance
    --------------------------
    Larry F. Vance
    Chief Executive Officer


By: /s/ Tami J. Story
    ---------------------------
    Tami J. Story
    Chief Financial Officer
    Chief Accounting Officer

         Each person whose signature appears below constitutes and appoints Larry F. Vance as his/her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 19, 2003.


/s/ Larry F. Vance                              /s/ Tami J. Story
------------------------------                  ----------------------------
    Larry F. Vance                              Tami J. Story
    Director                                    Director


/s/ Ken Danchuk
------------------------------
    Ken Danchuk
    Director

                                  EXHIBIT INDEX

4.1      2003 Stock Compensation Plan
5.1      Opinion of Franklin, Cardwell & Jones
23.1     Consent of Grant Thornton LLP
23.2     Consent of Franklin, Cardwell & Jones (included in Exhibit 5.1)
24.1     Power of Attorney (included on Signature Page)

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